As filed with the Securities and Exchange Commission on July 24, 2002.
File No. 333-________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________________________________________________________________________

Integrity Media, Inc.

(Exact Name of Issuer as Specified in its Charter)

Delaware	63-0952549
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1000 Cody Road
Mobile, Alabama 36695
(251) 633-9000

(Address, including zip code, and telephone number of Principal Executive Offices)

Integrity Incorporated 2001 Long-Term Incentive Plan
Integrity Incorporated 2002 Stock Option Plan for Outside Directors
(Full Titles of the Plans)

P. MICHAEL COLEMAN	Copy to:
1000 Cody Road Mobile, Alabama 36695 (251) 633-9000 (Name, address, including zip code, and telephone number, including area code, of agent for service)	LAURA G. THATCHER Alston & Bird LLP One Atlantic Center 1201 West Peachtree Street, NW Atlanta, Georgia 30309-3424 (404) 881-7546

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of Securities	Amount to	Offering Price	Aggregate	Amount of
to be Registered	be Registered	Per Unit (1)	Offering Price (1)	Registration Fee

Class A Common Stock	460,000 (2)	$5.63	$2,589,800	$238.26

(1)	Determined in accordance with Rule 457(h), the registration fee calculation is based on the average of the high and low prices of the Company’s Class A Common Stock reported on the Nasdaq National Market on July 23, 2002.
(2)	Amount to be registered includes 400,000 shares to be issued pursuant to the grant or exercise of awards to employees, officers and directors under the Integrity Incorporated 2001 Long-Term Incentive Plan and 60,000 shares under the Integrity Incorporated 2002 Stock Option Plan for Outside Directors.

PART I    INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     (a)  The documents constituting Part I of this Registration Statement will be sent or given to participants in the Plans as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended.

     (b)  Upon written or oral request, the Company will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. The documents are incorporated by reference in the Section 10(a) prospectus. The Company will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b). Requests for the above mentioned information, should be directed to P. Michael Coleman at the address on the cover of this Registration Statement.

PART II.     INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

     The following documents have been filed by Integrity Media, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are deemed to be a part hereof from the date of the filing of such documents:

     (1)  The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

     (2)  The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

     (3)  All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2001;

     (4)  The description of Common Stock contained in the Company’s Registration Statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description; and

     (5)  All other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold.

     Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities. Not Applicable.

Item 5.    Interests of Named Experts and Counsel. Not Applicable.

Item 6.   Indemnification of Directors and Officers

     Incorporated by reference from the Company’s Registration Statement on Form S-8 (File No. 33-84584) filed on November 8, 1994.

Item 7.   Exemption from Registration Claimed. Not Applicable.

Item 8.   Exhibits

Exhibit Number	Description

4.1	Certificate of Incorporation of the Company, as amended (incorporated by reference from Exhibit 4(a) to the Company’s Registration Statement on Form S-8 (File No. 33-84584) filed on September 29, 1994)

4.2	Certificate of Amendment to the Certificate of Incorporation of the Company (incorporated by reference from Exhibit 3(i).1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1995)

4.3	Bylaws of the Company, as amended (incorporated by reference from Exhibit 3(ii) to the Company’s Registration Statement on Form S-1 (File No. 33-78582), and all amendments thereto, originally filed on May 6, 1994)

5.1	Opinion of Alston & Bird LLP as to the legality of the securities to be issued

23.1	Consent of Alston & Bird LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (included on signature page)

99.1	Integrity Incorporated 2001 Long-Term Incentive Plan

99.2	Integrity Incorporated 2002 Stock Option Plan for Outside Directors

Item 9.    Undertakings

     (a)  The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(signatures on following page)

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mobile, State of Alabama, on July 24, 2002.

Integrity Media, Inc.

By:	/s/ P. Michael Coleman P. Michael Coleman Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints P. Michael Coleman and Donald S. Ellington, and each of them (with full power in each to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of the, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of July 24, 2002.

Signatures	Title	Date

/s/ P. Michael Coleman P. Michael Coleman	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	July 24, 2002

/s/ Donald S. Ellington Donald S. Ellington	Senior Vice President of Finance and Administration (Principal Financial and Accounting Officer)	July 24, 2002

Signatures	Title	Date

/s/ Jean C. Coleman Jean C. Coleman	Director	July 24, 2002

/s/ William A. Jolly William A. Jolly	Director	July 24, 2002

/s/ Charles V. Simpson Charles V. Simpson	Director	July 24, 2002

/s/ Heeth Varnedoe, III Heeth Varnedoe, III	Director	July 24, 2002

/s/ Jimmy M. Woodward Jimmy M. Woodward	Director	July 24, 2002

EXHIBIT INDEX
TO
REGISTRATION STATEMENT ON FORM S-8

Exhibit Number	Description

4.1	Certificate of Incorporation of the Company, as amended (incorporated by reference from Exhibit 4(a) to the Company’s Registration Statement on Form S-8 (File No. 33-84584) filed on September 29, 1994)

4.2	Certificate of Amendment to the Certificate of Incorporation of the Company (incorporated by reference from Exhibit 3(i).1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1995)

4.3	Bylaws of the Company, as amended (incorporated by reference from Exhibit 3(ii) to the Company’s Registration Statement on Form S-1 (File No. 33-78582), and all amendments thereto, originally filed on May 6, 1994)

5.1	Opinion of Alston & Bird LLP as to the legality of the securities to be issued

23.1	Consent of Alston & Bird LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (included on signature page)

99.1	Integrity Incorporated 2001 Long-Term Incentive Plan

99.2	Integrity Incorporated 2002 Stock Option Plan for Outside Directors